Exhibit 10.1

AMENDMENT TO COVENTRY HEALTH CARE, INC.

AMENDED AND RESTATED 2004 INCENTIVE PLAN

This Amendment (the “Amendment”) to the Coventry Health Care, Inc. Amended and Restated 2004 Incentive Plan (the “Incentive Plan”) as adopted by shareholders of Coventry Health Care, Inc. (the “Company”) is made as of November 14, 2012. All capitalized terms used and not defined herein have the meaning associated with such terms in the Incentive Plan.

WHEREAS, pursuant to Section 9.4 of the Incentive Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company must certify in writing whether performance targets applicable to Performance Awards granted pursuant to the Incentive Plan have been achieved prior to the payment thereof;

WHEREAS, pursuant to Section 13 of the Incentive Plan, the Board may amend the Incentive Plan at any time, subject to the approval of the Company’s shareholders under certain circumstances set forth therein;

WHEREAS, the Board has determined that it is in the best interests of the Company and the Participants under the Incentive Plan to amend the Incentive Plan as it applies to Performance Awards granted with respect to the Company’s 2012 fiscal year to provide the Committee with the discretion to cause all or such applicable portion of such Performance Awards to be paid prior to the end of the performance period in the event the Committee is able to make the certification described in Section 9.4 of the Incentive Plan prior to the end of the performance period;

WHEREAS, the Board has determined that such an amendment to the Incentive Plan is not an amendment that would require shareholder approval pursuant to Section 13 of the Incentive Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subject to paragraph 4 below, Section 8.3 of the Incentive Plan is amended by striking the first sentence thereof and replacing it with the following: “Performance Awards may be paid in a lump sum or in installments upon certification by the Committee that the applicable performance goals have been achieved or, in accordance with the procedures established by the Committee, on a deferred basis.”

2. Subject to paragraph 4, Section 9.4 of the Incentive Plan is amended by striking the second sentence thereof and replacing it with the following: “Prior to the payment or settlement of the Performance Award, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period.”

3. In no event shall payment or settlement of any portion of a Performance Award occur after March 15 of the calendar year following the calendar year in which the performance period ends.

4. This Amendment shall be effective only for Performance Awards relating to the 2012 fiscal year of the Company.

5. Except as expressly modified in this Amendment, the terms and conditions of the Incentive Plan shall remain in full force and effect.